UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Kathryn Roedel

On December 15, 2016, the board of directors (the “Board”) of Generac Holdings Inc. (the “Company”) elected Kathryn Roedel to serve as a Class III director of the Company, effective immediately. Ms. Roedel will fill a vacancy in the Class III directors, and her term will expire at the 2018 Annual Meeting of Stockholders along with the other Class III directors. The Board also appointed Ms. Roedel to serve on the Nominating and Governance Committee.

Ms. Roedel currently serves as an advisory board member to BrainHealth Technologies, an early stage technology company in Minneapolis, MN. From 2011 to 2016, Ms. Roedel as Select Comfort Corporation’s Executive Vice President and Chief Services and Fulfillment Officer. From October 2008 to June 2011, Ms. Roedel served as Select Comfort’s Executive Vice President, Product and Service. Ms. Roedel joined Select Comfort as the Company’s Senior Vice President, Global Supply Chain in April 2005. From 2003 to March 2005, Ms. Roedel served as the General Manager, Global Supply Chain Strategy for GE Medical Systems. From 1983 to 2003, she held leadership positions within two divisions of General Electric Company, in Sourcing, Manufacturing, Quality and Service. Other key positions included General Manager, Global Quality and Six Sigma; Vice President of Technical Operations and Director/Vice President of Quality Programs for GE Clinical Services, a division of GE Medical Systems.

In connection with Ms. Roedel’s appointment as a director, she will receive from the Company an amount of shares of fully vested common stock of the Company, par value $0.01 (“Common Stock”), equal to approximately $80,000 in value and pro-rated as of the date of her appointment.  Ms. Roedel will not receive any additional remuneration for serving on the Board other than standard fees described in the Company’s proxy statement for its Annual Meeting of Stockholders held on June 16, 2016, paid by the Company to all of its non-management directors.

Ms. Roedel is considered to be an independent director as defined by New York Stock Exchange rules. There are no arrangements or understandings between Ms. Roedel and any other person pursuant to which Ms. Roedel was selected as a director.

Election of Dominick Zarcone

On December 15, 2016, the Board also elected Dominick Zarcone to serve as a Class II director of the Company, effective January 1, 2017. Mr. Zarcone will fill a vacancy in the Class II directors, and his term will expire at the 2017 Annual Meeting of Stockholders along with the other Class II directors. The Board also appointed Mr. Zarcone to serve on the Audit Committee.

Mr. Zarcone currently serves as Executive Vice President and Chief Financial Officer of LKQ Corporation, a global distributor of vehicle parts and accessories. Prior to joining LKQ, he was the Managing Director and the Chief Financial Officer of Baird Financial Group, a capital markets and wealth management company, and certain of its affiliates from April 2011 to March 2015. He also served from April 2011 to March 2015 as Treasurer of Baird Funds, Inc., a family of fixed income and equity mutual funds managed by Robert W. Baird & Co. Incorporated, a registered broker/dealer. From February 1995 to April 2011, Mr. Zarcone was a Managing Director of the Investment Banking department of Robert W. Baird & Co. Incorporated. From February 1986 to February 1995, he was with the investment banking company Kidder, Peabody & Co., Incorporated, most recently as Senior Vice President of Investment Banking.

Mr. Zarcone will not receive any additional remuneration for serving on the Board other than standard fees described in the Company’s proxy statement for its Annual Meeting of Stockholders held on June 16, 2016, paid by the Company to all of its non-management directors.

Mr. Zarcone is considered to be an independent director as defined by New York Stock Exchange rules. There are no arrangements or understandings between Mr. Zarcone and any other person pursuant to which Mr. Zarcone was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ Raj Kanuru
	Name:	Raj Kanuru
Date: December 15, 2016	Title:	SVP, General Counsel and Secretary